Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3
(Form Type)

SomaLogic, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit (2)		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Other	9,608,860	(3)		$2.97	$28,538,314.20	$110.20 per 1,000,000	$3,144.92
	Total Offering Amounts					$				$3,144.92
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due					$				$3,144.92

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s Common Stock, $0.0001 par value per share, that become issuable by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market under the symbol “SLGC” on October 25, 2022, which was $2.97 per share.

(3)	Consists of up to 4,030,472 shares of our Common Stock issued to the selling stockholders and 5,578,388 shares of our Common Stock which may be issuable to the selling stockholders upon achievement of a certain milestones, assuming (a) the achievement of all remaining milestones set forth in the merger agreement, (b) the Registrant elects to pay all future milestone consideration in shares of its Common Stock, and (c) the per share price used to calculate the number of shares of Common Stock to be issued is $3.09, which is the closing price for the Common Stock as reported on Nasdaq on October 25, 2022.